Exhibit 4.4


          BASE AMENDMENT NO. 1, dated as of February 27, 1998, between Prudential Securities Structured Assets, Inc., a Delaware corporation (the "Company"), and The Bank of New York, as Trustee (the "Trustee"), to the Base Trust Agreement, dated as of August 28, 1997 (the "Base Agreement"), between the Company and the Trustee.

                             RECITALS
                             --------

          The Base Agreement, together with the Series FDX 1997-1 Supplement between the Company and the Trustee dated as of August 28, 1997 and Amendment No. 1 thereto dated as of December 9, 1997, constitutes the Trust Agreement that created the Receipts of Corporate Securities Trust, Series FDX 1997-1 (the "Series FDX 1997-1 Trust Agreement"). The Base Agreement, together with the Series BLS 1998-1 Supplement between the Company and the Trustee dated as of January 30, 1998, constitutes the Trust Agreement that created the Receipts on Corporate Securities Trust, Series BLS 1998-1 (the "Series BLS 1998-1 Trust Agreement" and, together with the Series FDX 1997-1 Trust Agreement, the "Existing Trust Agreements"). The Base Agreement, together with any applicable Series Supplement entered into from time to time hereafter, will constitute the Trust Agreement (each, a "Subsequent Trust Agreement") creating the specific Trust described in such Series Supplement.

          The Company and the Trustee are entering into this Base Amendment No. 1 for the purpose of (i) amending each of the Existing Trust Agreements and (ii) amending the Base Agreement so that the provisions set forth in Article One hereof will be included in each Subsequent Trust Agreement unless the related Series Supplement provides otherwise.

           Accordingly, the Company and the Trustee agree as follows:

                           ARTICLE ONE

          SECTION 1.01. Amendment of Section 6.1 of the Base
Agreement. Section 6.1 of the Base Agreement shall be amended and restated to read as follows:

          Section 6.1. Preparation and Filing of Registration
Statements under the Securities Act and Exchange Act Reports;
Obligations of the Depositor. (a) The Depositor shall:

                (i) on behalf and in the name of the Trust (and in its own name as Depositor if required by the Commission), prepare, sign and file with the Commission, registration statements under the Securities Act for purposes of registering under such Act any Series or Class (or any portion thereof) of Certificates to be registered in accordance with the related Series Supplement as well as any other instrument or document necessary or appropriate for the foregoing purpose;

                (ii) on behalf and in the name of the Trust (and in its own name as Depositor if required by the Commission), prepare, sign and file with the Commission, within the time period set forth below, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Trust (and/or the Depositor on behalf of the Trust) may be required to file with the Commission pursuant to
           Section 13 or 15(d) of the Exchange Act (collectively, "Exchange Act Reports") with respect to the Trust. The names of such Reports and the dates on which they are required to be filed with the Commission are as follows:

                     (A) Form 8-K, within the time requirement
                prescribed by the Exchange Act if the filing of Form 8-K is necessary;

                     (B) Form 10-K, within the time requirement
                prescribed by the Exchange Act; and

                     (C) such other reports, including amendments
                to any reports, as may be required pursuant to
                Section 13 or 15(d) of the Exchange Act.

                (iii) deliver to the Trustee within 15 days after the Depositor is required to file the same with the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants of this Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations; and

                (iv) deliver to the Trustee, which shall then transmit by mail to all Holders described in TIA
           Section 313(c), in the manner and to the extent provided therein, such summaries of any information, documents and reports required to be filed by the Depositor and received pursuant to clauses (i) and
           (ii) of this Section 6.1(a), if any, as may be required by rules and regulations prescribed from time to time by the Commission.

                (b) The Depositor shall deliver to the Trustee, not less often than annually, an Officer's Certificate signed by an Executive Officer who is the principal executive officer, principal financial officer or principal accounting officer of the Depositor, dated as of the date set forth in the Series Supplement for such year, stating that:

                (i) a review of the activities of the Depositor during such fiscal year and of performance under this Agreement has been made under such Executive Officer's supervision; and

                (ii) to the best of such Executive Officer's knowledge, based on such review, the Depositor has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Executive Officer and the nature and status thereof. A copy of such certificate may be obtained by any


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


           Holder by a request in writing to the Depositor addressed to the Corporate Trust Office of the Trustee.

                (c) Upon any application or request by the Depositor to the Trustee to take any action under the provisions of this Agreement, which action is subject to the satisfaction of a condition precedent (including any covenants compliance with which constitutes a condition precedent), the Depositor shall furnish to the Trustee: (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of the TIA, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                (i) a statement that such signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigations as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.



                            ARTICLE TWO

                     MISCELLANEOUS PROVISIONS

          SECTION 2.01. Capitalized Terms. For purposes of this Base Amendment No. 1, except as otherwise stated herein, terms used in capitalized form in this Base Amendment No. 1 and defined in the Base Agreement have the meanings specified in the Base Agreement.


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


          SECTION 2.02. Regarding the Trustee. All of the provisions of each of the Trust Agreements with respect to the rights, duties and immunities of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

          SECTION 2.03. Continuing Effect. Except as expressly amended by this Base Amendment No. 1, the Existing Trust
Agreements remain in full force and effect in accordance with each of their terms and are hereby in all respects ratified and confirmed.

          SECTION 2.04. References to the Trust Agreement. All references to the Trust Agreement in each of the Existing Trust Agreements, any Trust Certificate or in any other document executed or delivered in connection therewith, shall, from the date hereof, be deemed a reference to the relevant Trust Agreement as amended hereby, unless the context requires otherwise.

           SECTION 2.05. Governing Law. THIS BASE AMENDMENT NO. 1
SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT
REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

           SECTION 2.06. Counterparts. This Base Amendment No. 1 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 2.07. Effectiveness. This Base Amendment No. 1 shall become effective as of the date first written above.

                               * * *

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


           IN WITNESS WHEREOF, the parties hereto have caused this Base Amendment No. 1 to be duly executed as of the day and year first above written.

                                  PRUDENTIAL SECURITIES STRUCTURED
                                    ASSETS, INC.
                                    as Depositor


                                  By: /s/ Terrance O'Dwyer
                                      --------------------
                                      Name: Terrance O'Dwyer
                                      Title: Senior Vice President


                                  THE BANK OF NEW YORK
                                    as Trustee


                                  By: /s/ Fernando Acebedo
                                      --------------------
                                      Name: Fernando Acebedo
                                      Title: Assistant Treasurer


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